Exhibit 99.1

Building a Great Midstream Partnership

News Release

Crestwood Unitholders Approve Merger With Inergy

Publicly Traded Entities to be Named Crestwood Equity Partners LP and Crestwood Midstream Partners LP upon Closing of Merger

HOUSTON and KANSAS CITY, Mo., Oct. 4, 2013 /PRNewswire/ — Crestwood Midstream Partners LP (NYSE:CMLP) (“Crestwood Midstream”) and Crestwood Holdings LLC (“Crestwood Holdings” and, together with Crestwood Midstream, “Crestwood”) and Inergy, L.P. (NYSE: NRGY) (“Inergy L.P.”) and Inergy Midstream, L.P. (NYSE: NRGM) (“Inergy Midstream” and, together with Inergy L.P., “Inergy”) today announced that Crestwood’s unitholders have overwhelmingly voted to approve the proposed merger of Crestwood and Inergy. The combination will create a fully integrated midstream partnership with a total enterprise value of approximately $8 billion.

At a special meeting of unitholders held today, more than 99% of the votes cast by Crestwood unitholders were in favor of the merger of a subsidiary of Inergy Midstream with Crestwood Midstream, representing approximately 81% of Crestwood’s total outstanding units entitled to vote as of the record date of the special meeting. This transaction is expected to close on Monday, October 7, 2013, completing the final step in the previously announced merger process. Upon closing, the newly combined entity will be named Crestwood Midstream Partners LP and will trade under the ticker symbol CMLP on the New York Stock Exchange beginning on October 8, 2013. Additionally, Inergy L.P. will be renamed Crestwood Equity Partners LP and will trade on the New York Stock Exchange under the ticker symbol CEQP beginning on October 8, 2013.

“We are very pleased to receive such overwhelming support for this transaction,” said Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood and Inergy. “Our unitholders clearly recognize the significant value enhancement opportunities that stem from the creation of a fully integrated midstream MLP. We look forward to completing this merger and executing on our strategy to grow the partnership and increase distributable cash flow for our unitholders.”

Under the terms of the merger agreement, the combination of Inergy and Crestwood is being effected through a series of transactions. In the first transaction, which closed on June 19, 2013, Crestwood Holdings acquired the general partner of Inergy L.P. for $80 million in cash. Prior to the closing of this transaction, Inergy L.P. distributed to its unitholders all of the approximately 56.4 million common units that it owned in Inergy Midstream. Upon closing of this transaction, Crestwood Holdings owned the general partner, and thus control, of Inergy L.P.

In a second transaction, which also closed on June 19, 2013, Crestwood Gas Services Holdings LLC, a wholly owned subsidiary of Crestwood Holdings, contributed to Inergy L.P. 100% of its interest in Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream that also owns 100% of the incentive distribution rights of Crestwood Midstream, in exchange for approximately 35.1 million common units and approximately 4.4 million subordinated units of Inergy L.P.

In the final transaction, Crestwood Midstream unitholders will receive 1.070 units of Inergy Midstream for each unit of Crestwood Midstream they own. Additionally, all Crestwood Midstream public unitholders other than Crestwood Holdings will receive a one-time cash payment at closing of $1.03 per unit. As noted, this transaction is expected to be completed on October 7, 2013.

About Crestwood Midstream Partners LP Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Marcellus Shale in northern West Virginia, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com.

About Inergy, L.P.

Inergy, L.P. is a publicly traded master limited partnership that controls, owns, and operates energy midstream businesses. Inergy’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada. Through its general partner interest in Inergy Midstream, L.P. and Crestwood Midstream Partners LP, Inergy is also engaged in the development and operation of natural gas, NGL and crude oil gathering, processing, storage, and transportation assets in multiple unconventional shale plays across the United States. For more information about Inergy, L.P., visit www.inergylp.com.

About Inergy Midstream, L.P.

Inergy Midstream, L.P. is a publicly traded master limited partnership that develops, owns, and operates predominantly fee-based natural gas, NGL and crude oil storage and transportation businesses.

Forward Looking Statements

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood and Inergy management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s or Inergy’s financial condition, results of operations and cash flows include, without limitation, the risks that the Crestwood and Inergy businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of Crestwood or Inergy assets; failure or delays by customers in achieving expected production in their natural gas projects; competitive conditions in the industry and their impact on the ability of Crestwood or Inergy to connect natural gas supplies to Crestwood or Inergy gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood or Inergy to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood or Inergy’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood or Inergy to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact either company’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness of either company, as well as other factors disclosed in Crestwood and Inergy’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood and Inergy with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K for the year ended December 31, 2012 and September 30, 2012, respectively, and the most recent Quarterly Reports and Current Reports, for a more extensive list of factors that could affect results. Crestwood and Inergy do not assume any obligation to update these forward-looking statements.

CONTACTS

Crestwood

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Michael Freitag / Jed Repko

212-355-4449

Inergy

Vince Grisell

816-842-8181

investorrelations@inergyservices.com

SOURCE Crestwood Midstream Partners LP